Ex99-34

FILED
In the Office of the
Secretary of State of Texas
JUL 30 2003
Corporations Section

Office Of The Secretary Of State
Corporation Section
P.O. Box 13697
Austin, Texas 78711-3697

                                   CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.       The name of the entity is Toro Energy of Maryland, L.L.C.
         and the file number issued to the entity by the secretary of state is 0705403522

2.       The entity is: (Check one.)

         [ ]   a business corporation, which has authorized the changes
               indicated below through its board of directors or by an officer of the corporation so authorized by the board of directors, as provided by the Texas Business Corporation Act.

         [ ]   a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by Texas Non-Profit Corporation Act.

         [x]   a limited liability company, which has authorized the
               changes indicated below through its members or managers, as provided by the Texas Limited Liability
               Company Act.

         [ ]   a limited partnership, which has authorized the changes
               indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

         [ ]   an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.       The registered office address is PRESENTLY shown in the records of the Texas Secretary of State is
         4925 Greenville Avenue, Suite 1022, Dallas, TX  75206

     4.  [x]  A.   The address of the NEW registered office is: (Please provide street address, city, state and zip code.  The address must be in Texas.)

         1021 Main Street, Suite 1150, Houston, TX  77002

      OR [ ]  B.   The registered office address will not change.

5.       The name of the registered agent as PRESENTLY shows in the records of the Texas secretary of state is
         Paul Kaden

6.       [x]  A.   The name of the NEW registered agent is CT Corporation System

         [ ]  B.   The registered agent will not change.

7.       Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                                     By:   /s/ Kevin D. Cotter
                                                     (A person authorized to sign
                                                      on behalf of the entity)

                                                   INSTRUCTIONS

1.       It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of the state before submitting the statement for filing.  You also may e-mail an inquiry to corvinfo@sosstate.tc.us.  As information on out of state financial institutions is maintained on a separate database, a financial institution must call
         (512)463-5701 to verify registered agent and registered office information.  If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.       You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of $5,000 or less.  The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent.  A statement submitted with a post office box address or a lock box address will not be filed.

3.       An authorized officer of the corporation or financial institution must sign the statement.  In the case of a limited liability company, an authorized member or manager of a limited liability company must sign
         the statement.   A general partner must sign the statement on behalf of a limited partnership.  A person commits an offense under the Texas Business Corporation Act the Texas Non-Profit Corporation Act or the
         Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing.
         The offense is a Class A misdemeanor.

4.       Please attach the appropriate fee:

         Business Corporation                                                $15.00
         Financial Institution other than Credit Unions                       15.00
         Financial Institution that is a Credit Union                          5.00
         Non-Profit Corporation                                                5.00
         Limited Liability Company                                            10.00
         Limited Partnership                                                  50.00

         Personal checks and Master Card(R), Visa(R), and Discover(R)are accepted in payment of the filing fee.
         Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state.  Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.       Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form.  The delivery address is:  Secretary of State Statutory Filings Division, Corporation
         Section, James Earl Radder Office Building, 1019 Brazos, Austin, Texas  78701.  We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purposes.
         The telephone number is (512) 463-5555, TDD: (800)735-2989, FAX: (512)463-5709.

Form No. 401
Revised 9/99